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Exhibit 5.10

CONSENT OF PINCOCK, ALLEN & HOLT

        We hereby consent to the reliance in this Registration Statement on Form F-10 of Gammon Lake Resources Inc. on our report entitled "Guadalupe y Calvo Gold-Silver Project, Chihuahua, Mexico" dated November 25, 2002.

April 9, 2007	PINCOCK, ALLEN & HOLT By: /s/ Clarence J. Wendt Name: Clarence J. Wendt Title: Senior Geologist

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CONSENT OF PINCOCK, ALLEN & HOLT